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                                                                Exhibit 99.2

BANC ONE CREDIT CARD MASTER TRUST
TRUST ALLOCATION REPORT

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
Distribution Date of:                                      15-Dec-00
Determined as of:                                          11-Dec-00
For Monthly Period Ending:                                 30-Nov-00
Days in Interest Period (30/360)                                  30
Days in Interest Period (Act/360)                                 30

ENDING POOL BALANCE
-------------------
Principal                                           3,800,118,617.80
Finance Charge                                        139,219,443.77
                                                    ----------------
Total                                               3,939,338,061.57

SELLER'S INTEREST TEST
----------------------
Ending Portfolio Principal Balance                  3,800,118,617.80
Trust EFA                                                       0.00
                                                    ----------------
Receivables + EFA                                   3,800,118,617.80

Trust Invested Amount                               2,930,000,000.00
Trust PFA                                                       0.00
                                                    ----------------
Trust Adjusted Invested Amount                      2,930,000,000.00

Seller's Participation Amount (with EFA)              870,118,617.80
Seller's Participation Amount (w/o EFA)               870,118,617.80
Seller's Interest Percentage                                  22.90%

Required Seller's Interest Percentage                          5.00%
Required Seller's Interest                            190,005,930.89

REQUIRED PRINCIPAL BALANCE TEST
-------------------------------
Ending Portfolio Principal Balance                  3,800,118,617.80
Required Principal Balance                          2,930,000,000.00
                                                    ----------------
Net Excess/Deficit                                    870,118,617.80

EFA
---
Beginning Excess Funding Account Balance                        0.00
Required Excess Funding Account Deposit                         0.00
Excess Funding Account Withdrawal                               0.00

SHARED PRINCIPAL COLLECTIONS
----------------------------
Series 1996-A                                          55,699,450.60
Series 1997-1                                         170,440,318.78
Series 1997-2                                         100,259,011.06

DELINQUENT ACCOUNTS
-------------------
30 - 59 days                             2.05%         80,849,883.93
60 - 89 days                             1.36%         53,720,049.75
90 days +                                2.52%         99,467,718.83
Total 30 days +                          5.94%        234,037,652.51

MISCELLANEOUS
-------------
Gross Credit Losses                      7.56%         23,936,897.38
Net Credit Losses                        7.32%         23,196,453.84
Discount Option Receivables                                     0.00
Discount Percentage                                            0.00%
Finance Charges Billed                                 53,444,992.18
Fees Billed                                             8,990,116.23
Interchange                                             8,203,722.05
Interest Earned on Collection Account                   2,582,958.06
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